Exhibit 99.1

FICO Announces Earnings for Third Quarter Fiscal 2011

Earnings per share of $0.58 from revenues of $151 million

MINNEAPOLIS--(BUSINESS WIRE)--August 3, 2011--FICO (NYSE:FICO), the leading provider of analytics and decision management technology, today announced financial results for its third fiscal quarter ended June 30, 2011.

Third Quarter Fiscal 2011 Results

Net income for the quarter totaled $23.2 million, or $0.58 per share. This compares with prior-year period net income of $17.9 million, or $0.40 per share.

Third Quarter Fiscal 2011 Revenue

The company reported quarterly revenues of $150.7 million versus $155.3 million reported in the prior year period.

“Results this quarter were mixed. Revenue was disappointing, as several significant transactions pushed into Q4. Our vigilant management of expenses allowed us to nonetheless post good net income and earnings results,” said Mark Greene, chief executive officer. “We are now focused on converting the healthy pipeline of opportunities currently in view into signed deals this quarter, to meet our full-year FY11 top- and bottom-line guidance.”

Revenues for the third quarter of fiscal 2011 across each of the company’s three operating segments were as follows:

  Applications revenues, which include the company’s preconfigured Decision Management applications and associated professional services, were $92.1 million in the third quarter compared to $91.4 million in the prior year quarter, an increase of 1%, primarily due to an increase in revenue from Fraud Management solutions, offset by declines in license sales in Collections and Recovery and Customer Management solutions, and volume decline in Marketing solutions.
  Scores revenues, which include the company’s business-to-business scoring solutions and associated professional services, and the myFICO® business-to-consumer service, were $41.8 million in the third quarter compared to $46.5 million in the prior year quarter, a decrease of 10%. The B2B decline was due primarily to a true-up recorded in the previous year.
  Tools revenues, which include Blaze Advisor® and Xpress Optimization and related products and services, were $16.8 million in the third quarter compared to $17.4 million in the prior year quarter, a decrease of 3%, primarily due to a decrease in license sales during the quarter.

Bookings

Bookings for the third quarter were $50.0 million compared to $63.5 million in the prior year period. Bookings represent contracts signed in the current reporting period that will generate new future revenue streams. Management regards the volume of bookings achieved, among other factors, as an important indicator of future revenues, but they are not comparable to, nor should they be substituted for, an analysis of the company’s revenues, and they are subject to a number of risks and uncertainties concerning timing and contingencies affecting product delivery and performance.

Balance Sheet and Cash Flow

Cash and cash equivalents, and investments were $274.4 million at June 30, 2011, as compared to $230.3 million at September 30, 2010. Significant changes in cash and cash equivalents from September 30, 2010 include $105.0 million of cash provided by operations, $7.9 million from issuances of common stock from share-based payment plans, $53.8 million used for repurchases of common stock, $8.3 million used for purchases of property and equipment, $8.0 million related to repayment on Senior Notes, and $2.4 million of dividends paid.

Outlook

The company reaffirms the previously issued guidance for fiscal 2011, which follows:

Fiscal 2011 Guidance
Revenue	$620 million - $625 million
GAAP Net Income	$68 million - $72 million
Non-GAAP Net Income, excluding restructuring charges of $8.7 million	$77 million - $81 million
GAAP Earnings Per Share	$1.71 - $1.81
Non-GAAP Earnings Per Share, excluding restructuring charges of $0.21	$1.93 - $2.03

Our guidance figures for non-GAAP net income and non-GAAP earnings per share have been adjusted to exclude the effects of restructuring charges for Fiscal 2011 related to workforce and facility reductions. We believe the presentation of guidance on these non-GAAP figures provides useful information to investors for comparing year-over-year performance and analyzing business trends of our financial condition and results of operations, particularly given that we revised our Fiscal 2011 guidance earlier this year partially as a result of the restructuring charges.

Company to Host Conference Call

The company will host a webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to report its third quarter fiscal 2011 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through September 3, 2011.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO

FICO (NYSE:FICO) delivers superior predictive analytics that drive smarter decisions. The company’s groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO’s innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world’s top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2010 and its last quarterly report on Form 10-Q for the period ended March 31, 2011. If any of these risks or uncertainties materializes, FICO’s results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, myFICO and Blaze Advisor are all trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.

-Financial tables follow-

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters and Nine Months Ended June 30, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues:
Transactional and maintenance	$111,740	$115,902	$337,933	$344,709
Professional services	29,582	25,541	84,531	75,704
License	9,357	13,886	36,970	30,132
Total revenues	150,679	155,329	459,434	450,545

Operating expenses:
Cost of revenues	43,398	45,316	137,707	132,476
Research and development	14,290	19,176	48,573	57,403
Selling, general and administrative	53,643	57,077	168,725	165,977
Amortization of intangible assets	1,942	2,683	5,804	8,918
Restructuring	-	-	12,391	-
	113,273	124,252	373,200	364,774
Operating income	37,406	31,077	86,234	85,771
Other expense, net	(5,469)	(4,368)	(21,840)	(13,507)
Income from operations before income taxes	31,937	26,709	64,394	72,264
Provision for income taxes	8,748	8,771	17,451	23,648
Net income	$23,189	$17,938	$46,943	$48,616

Basic earnings per share	$0.59	$0.40	$1.18	$1.05
Diluted earnings per share	$0.58	$0.40	$1.16	$1.04

Shares used in computing earnings per share:
Basic	39,451	44,446	39,788	46,171
Diluted	40,241	44,885	40,426	46,561

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2011 and September 30, 2010
(In thousands)
(Unaudited)

	June 30,	September 30,
	2011	2010

ASSETS:
Current assets:
Cash and cash equivalents	$140,917	$146,199
Marketable securities	117,593	68,615
Accounts receivable, net	102,030	113,187
Prepaid expenses and other current assets	15,866	19,174
Total current assets	376,406	347,175

Marketable securities and investments	15,845	15,441
Property and equipment, net	27,278	30,975
Goodwill and intangible assets, net	688,632	693,197
Other assets	33,525	36,928
Total assets	$1,141,686	$1,123,716

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$45,806	$37,497
Accrued compensation and employee benefits	29,395	33,697
Deferred revenue	51,482	42,953
Current maturities on long-term debt	8,000	8,000
Total current liabilities	134,683	122,147

Senior notes	504,000	512,000
Other liabilities	15,217	14,655
Total liabilities	653,900	648,802

Stockholders’ equity	487,786	474,914
	$1,141,686	$1,123,716

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
For the Quarters and Nine Months Ended June 30, 2011 and 2010
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Applications revenues:
Transactional and maintenance	$63,355	$62,939	$194,054	$194,376
Professional services	25,893	21,500	74,128	62,583
License	2,812	6,991	17,450	14,239
Total applications revenues	$92,060	$91,430	$285,632	$271,198

Scores revenues:
Transactional and maintenance	$40,798	$46,153	$121,197	$129,181
Professional services	610	352	1,579	1,411
License	385	-	792	-
Total scores revenues	$41,793	$46,505	$123,568	$130,592

Tools revenues:
Transactional and maintenance	$7,587	$6,810	$22,682	$21,152
Professional services	3,079	3,689	8,824	11,710
License	6,160	6,895	18,728	15,893
Total tools revenues	$16,826	$17,394	$50,234	$48,755

Total revenues:
Transactional and maintenance	$111,740	$115,902	$337,933	$344,709
Professional services	29,582	25,541	84,531	75,704
License	9,357	13,886	36,970	30,132
Total revenues	$150,679	$155,329	$459,434	$450,545

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2011 and 2010
(In thousands)
(Unaudited)

	Nine Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$46,943	$48,616
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,623	23,762
Share-based compensation	11,762	13,235
Changes in operating assets and liabilities	30,184	649
Other, net	(2,459)	(2,237)
Net cash provided by operating activities	105,053	84,025

Cash flows from investing activities:
Purchases of property and equipment	(8,323)	(12,746)
Net activity from marketable securities	(49,486)	50,824
Other, net	75	2,232
Net cash provided by (used in) investing activities	(57,734)	40,310

Cash flows from financing activities:
Payments on revolving line of credit	-	(50,000)
Payments on Senior Notes	(8,000)	-
Proceeds from issuances of common stock	7,902	1,981
Repurchases of common stock	(53,761)	(137,497)
Other, net	(1,077)	(1,720)
Net cash used in financing activities	(54,936)	(187,236)

Effect of exchange rate changes on cash	2,335	(2,644)

Increase in cash and cash equivalents	(5,282)	(65,545)
Cash and cash equivalents, beginning of period	146,199	178,157
Cash and cash equivalents, end of period	$140,917	$112,612

CONTACT:
FICO
Investors/Analysts:
Steve Weber, 800-213-5542
investor@fico.com
or
Media:
Steve Astle, 415-446-6204
stephenastle@fico.com